Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK EXCEEDS FIRST QUARTER REVENUE AND INCREASES 2006 GUIDANCE

Westlake Village, CA – May 8, 2005 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the first quarter ended March 31, 2006.

“We began the year on a strong note, as our leadership in the key online marketing areas of media and affiliate marketing translated into year-over-year pro-forma revenue growth of 25 percent,” said James Zarley, chairman and chief executive officer of ValueClick. “We are positioned well to benefit from continued growth in online ad spending, and our increased 2006 guidance illustrates our optimism about the industry and our ability to execute throughout the year.”

Reported revenue for the first quarter of 2006 was $117.3 million, above the Company’s previously issued guidance range of $110-$112 million and an increase of $65.9 million, or 128 percent, from revenue of $51.4 million for the first quarter of 2005. First quarter 2006 results include a full quarter of operations from: E-Babylon and Webclients, both acquired in June 2005; and Fastclick, acquired in September 2005.

Income before taxes for the first quarter of 2006 was $18.1 million, compared to $14.1 million for the first quarter of 2005. First quarter 2006 income before taxes includes approximately $3.3 million of stock-based compensation expense due primarily to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) 123R on January 1, 2006. First quarter 2006 income before taxes also includes approximately $2.6 million of unanticipated professional service fees, including those associated with the Company’s recently-completed restatement of its financial statements as of and for the year ended December 31, 2004 to reflect tax-related corrections. None of these unanticipated expenses were included in the Company’s original guidance.

Adjusted-EBITDA1 for the first quarter of 2006 was $27.4 million, an increase of $11.8 million, or 76 percent, compared to $15.6 million for the first quarter of 2005. Adjusted-EBITDA was within the Company’s previously issued guidance range of $27-$28 million, despite the $2.6 million of unanticipated expenses discussed above.

Net income for the first quarter of 2006 was $9.8 million, or $0.09 per diluted common share, compared to $8.7 million, or $0.10 per diluted common share, for the first quarter of 2005. First quarter 2006 net income includes approximately $2.4 million of stock-based compensation expense, net of tax, largely due to the Company’s adoption of SFAS 123R. This stock-based compensation expense reduced diluted net income per common share by approximately $0.02.

The consolidated balance sheet as of March 31, 2006 includes $260 million in cash, cash equivalents and marketable securities, $635 million in total stockholders’ equity and no long-term debt.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of Adjusted-EBITDA to GAAP net income, and a discussion of why the Company believes Adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation expense impact may differ from these estimates based on the timing and amount of options granted, the assumptions used in option valuation and other factors.

Based on its first quarter results and outlook for 2006, ValueClick is raising its fiscal year 2006 guidance ranges, issued previously on February 27, 2006:

Fiscal Year 2006	Previous Guidance	Updated Guidance
Revenue	$490-$500 million	$495-$505 million
Adjusted-EBITDA	$125-$130 million	$128-$131 million
Diluted net income per common share		$0.46-$0.48

ValueClick’s full year 2006 guidance for diluted net income per common share includes a deduction of approximately $0.10 per share for stock-based compensation. The updated guidance for fiscal year 2006 also reflects the impact of the $2.6 million of unanticipated expenses for the first quarter of 2006 as discussed above.

Additionally, ValueClick is announcing guidance for the second quarter of 2006:

Second Quarter 2006	Guidance
Revenue	$118-$120 million
Adjusted-EBITDA	$29-$31 million
Diluted net income per common share	$0.11

Second quarter 2006 diluted net income per common share is reduced by approximately $0.02 per share for stock-based compensation, and second quarter and full year 2006 diluted net income per common share guidance assumes an effective tax rate of approximately 45.5 percent.

Conference Call Today
James Zarley, chairman and chief executive officer, and Sam Paisley, chief administrative officer, will present an overview of the results and other factors affecting financial performance for the first quarter during a webcast on May 8, 2006 at 1:30PM PT. Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 7474106.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and significant revenue for publishers. Through its individual brands, ValueClick’s performance-based solutions allow advertisers and publishers to reach their potential through all online marketing channels, including display advertising, affiliate marketing, lead generation, search, e-mail, and comparison shopping. ValueClick brands include Commission Junction, HiSpeed Media, Mediaplex, PriceRunner, ValueClick Media, and Webclients. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its recently completed Fastclick and Webclients mergers, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including: its Annual Report on Form 10-K filed on March 31, 2006 and an amendment to its Annual Report on Form 10-K/A filed on April 21, 2006; its current report on Form 8-K filed on February 27, 2006; recent quarterly reports on Form 10-Q and Form 10-Q/A, other current reports on Form 8-K; its amended registration statement on Form S-4, filed on September 27, 2005; and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended March 31,
	(Unaudited)
	(Note 1)
	2006	2005

Revenue	$117,287	$51,414
Cost of revenue	39,237	13,305

Gross profit	78,050	38,109
Operating expenses:
Sales and marketing (Note 2)	31,374	11,348
General and administrative (Note 2)	16,831	8,553
Technology (Note 2)	8,046	4,415
Amortization of intangible assets	5,655	1,237
Restructuring benefit, net	—	(202)

Total operating expenses	61,906	25,351

Income from operations	16,144	12,758
Interest income, net	1,918	1,360

Income before income taxes	18,062	14,118
Income tax expense	8,273	5,435

Net income	$9,789	$8,683

Basic net income per common share	$0.10	$0.11

Weighted-average shares used to compute basic net income per common share	102,026	82,300

Diluted net income per common share	$0.09	$0.10

Weighted-average shares used to compute diluted net income per common share	104,788	85,254

Note 1 – The condensed consolidated statement of operations for the three-month period ended March 31, 2006 includes the results of E-Babylon, Webclients and Fastclick from the beginning of the accounting period nearest to their acquisition consummation dates (June 13, 2005, June 24, 2005 and September 29, 2005, respectively). Had these transactions been completed as of January 1, 2005, on an unaudited pro-forma basis, revenue would have been $93.8 million and net income would have been $8.3 million, or $0.08 per diluted common share, for the three-month period ended March 31, 2005. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had the transactions occurred on January 1, 2005, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation as follows (the increase in 2006 compared to 2005 is primarily due to the adoption of SFAS 123R):

	Three-month Period
	Ended March 31,
	2006	2005
Sales and marketing	$1,276	$25
General and administrative	1,366	17
Technology	678	12

Total stock-based compensation	$3,320	$54

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,553	$46,875
Marketable securities, at fair value	199,372	193,908
Accounts receivable, net	74,957	74,636
Other current assets	12,597	11,324

Total current assets	347,479	326,743
Property and equipment, net	17,075	17,509
Goodwill	272,626	273,215
Intangible assets, net	96,497	102,245
Other assets	1,498	1,149

TOTAL ASSETS	$735,175	$720,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	59,581	66,946
Non-current liabilities	40,170	35,372

Total liabilities	99,751	102,318
Total stockholders’ equity	635,424	618,543

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$735,175	$720,861

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended March 31,
	(Unaudited)
	2006	2005
Net Income	$9,789	$8,683
Less interest income, net	(1,918)	(1,360)
Plus provision for income taxes	8,273	5,435
Plus amortization of intangible assets	5,655	1,237
Plus depreciation and leasehold amortization	2,249	1,535
Plus stock-based compensation	3,320	54

Adjusted-EBITDA (Note 2)	$27,368	$15,584

Note 1 – “Adjusted-EBITDA” (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to Adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that Adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, income from interest on the Company’s cash and marketable securities, and stock-based compensation which are not directly attributable to the underlying performance of the Company’s business operations. Management uses Adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds Adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses Adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that Adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

Note 2 – Includes approximately $2.6 million of unanticipated professional service fees, including those associated with the Company’s recently-completed restatement of its financial statements as of and for the year ended December 31, 2004 to reflect tax-related corrections.